
                        COMPUTATION OF EARNINGS PER SHARE
                     (Millions of dollars, except per share)
                                                                        Year Ended 30 September
                                                       ----------------------------------------------------
                                                              1999              1998              1997
Earnings
  Income before cumulative effect of accounting changes       $451              $547              $429
  Cumulative effect of accounting changes                        0                 0                 0
                                                       -----------     -------------       ------------
    Net Income                                                $451              $547              $429
                                                       ===========     =============       ============

Basic shares
  Average common shares outstanding during the year            212               216               220
                                                       ===========     =============       ===========

Basic earnings per share
  Income before cumulative effect of accounting changes      $2.12             $2.54             $1.95
  Cumulative effect of accounting changes                        0                 0                 0
                                                       -----------     -------------      ------------
    Net Income                                               $2.12             $2.54             $1.95
                                                       ============    =============       ============

Diluted shares
  Average common shares outstanding during the year            212               216               220
  Shares issuable from stock option and award plans              4                 4                 5
                                                       -----------     -------------       -----------
    Adjusted average common shares outstanding                 216               220               225
                                                       ===========     =============       ===========

Diluted earings per share
  Income before cumulative effect of accounting changes      $2.09             $2.48             $1.95
  Cumulative effect of accounting changes                        0                 0                 0
                                                       -----------     -------------       -----------
    Net income                                               $2.09             $2.48             $1.95
                                                       ===========     =============       ===========